N E W S
Cimarex Energy Co. 1700 Lincoln Street, Suite 3700 Denver, CO 80203 Phone: (303) 295-3995

Cimarex Reports Second Quarter 2018 Results

•	Daily production averaged 211.4 MBOE; oil production up seven percent year-over-year

•	2018 capital guidance unchanged

◦	Oil production expected to grow 20-25 percent year-over-year

•	Ward County asset sale expected to close August 31, 2018

DENVER, August 7, 2018 - Cimarex Energy Co. (NYSE: XEC) today reported second quarter 2018 net income of $141.0 million, or $1.48 per share, compared to $97.3 million, or $1.02 per share, in the same period a year ago. Second quarter adjusted net income (non-GAAP) was $151.9 million, or $1.59 per share, compared to second quarter 2017 adjusted net income (non-GAAP) of $101.0 million, or $1.06 per share1. Net cash provided by operating activities was $321.2 million in the second quarter of 2018 compared to $255.3 million in the same period a year ago. Adjusted cash flow from operations (non-GAAP) was $349.5 million in the second quarter of 2018 compared to $278.8 million in the second quarter a year ago1.

The previously announced sale of assets in Ward County, Texas, for $570 million (before any purchase price adjustments), is expected to close on August 31, 2018. The impact of the sale has been factored into our production guidance starting in September.

Total company volumes for the quarter averaged 211.4 thousand barrels of oil equivalent (MBOE) per day. Oil production averaged 61,651 barrels (bbl) per day, up seven percent from the same period a year ago and down five percent from first quarter 2018 levels. Driven by the number of wells expected to be brought on production in the second half of 2018 (86 wells versus 38 wells in the first half), and pro forma for the sale of assets in Ward County, Texas, Cimarex continues to expect oil production growth of 20-25 percent year-over-year. (See Pro Forma Production Reconciliation table below.)

Realized oil prices averaged $60.99 per barrel, up 38 percent from the $44.14 per barrel received in the second quarter of 2017. Realized natural gas prices averaged $1.65 per thousand cubic feet (Mcf) down 41 percent from the second quarter 2017 average of $2.82 per Mcf. NGL prices averaged $22.29 per barrel, up 22 percent from the $18.24 per barrel received in the second quarter of 2017. Realized prices for 2018 reflect the adoption of Accounting Standards Codification 606 (ASC 606). See table below (Impact of ASC 606) for comparison of realized prices for 2018 for pre- and post-ASC 606.

Both oil and natural gas prices were negatively impacted by local price differentials. Market conditions in the Permian Basin caused the realized differential for Midland priced oil and the differential for Permian Basin gas to widen. Our realized Permian oil differential to WTI Cushing averaged $(8.05) per barrel in the quarter, compared to $(3.12) per barrel in the first quarter of 2018 and $(4.14) per barrel in the second quarter of 2017. Cimarex's average differential on its Permian natural gas production was $1.31 per Mcf below Henry Hub in the second quarter of 2018 compared to $0.42 per Mcf lower in the second quarter of 2017. In the Mid-Continent region, realized gas prices were $1.03 per Mcf below the Henry Hub index versus $0.34 per Mcf below Henry Hub in the second quarter of 2017 due to abnormally wide differentials on the ONEOK index (OGT) where approximately 75 percent of the company's second quarter Mid-Continent gas volumes were priced.

As previously discussed, Cimarex has taken a number of steps to ensure the flow of our oil and natural gas volumes out of the Permian Basin with sales agreements in place for our projected oil and natural gas volumes through 2019.

Cimarex invested $375 million in exploration and development (E&D) during the second quarter, of which $322 million is attributable to drilling and completion activities. Second quarter investments were funded with cash flow from operations and cash on the balance sheet. Total debt at June 30, 2018 consisted of $1.5 billion of long-term notes. Cimarex had no borrowings under its revolving credit facility and a cash balance of $411 million. Debt was 34 percent of total capitalization2.

2018 Outlook
Adjusting for the previously announced sale of assets in Ward County, Texas (assuming an August 31 close), third quarter 2018 production volumes are expected to average 206 -215 MBOE per day with oil volumes estimated to average 61,500 - 64,500 barrels per day. The total 2018 daily production volumes are now expected to average 214 - 221 MBOE per day with annual oil volumes now estimated to average 66,000 - 68,000 barrels per day.

On a pro forma basis (excluding Ward volumes entirely), Cimarex expects 2018 total production (MBOE per day) and oil production (barrels per day) to grow 14-18 percent and 20-25 percent over 2017 volumes, respectively. Additionally, the company expects oil volumes in the fourth quarter to average 75,000 - 81,000 barrels per day, or 33-43 percent higher than the pro forma fourth quarter 2017 average. (See Pro Forma Production Reconciliation table below.)

Pro Forma Production Reconciliation
(excludes Ward volumes for all periods)
	2018E			2017	% Growth
Daily Production (MBOE/d)	209	-	216	183.1	14-18%
Daily Oil Production (MBbls/d)	62.4	-	64.6	51.8	20-25%

Estimated 2018 exploration and development investment remains unchanged at $1.6 – 1.7 billion.

Expenses per BOE of production for the remainder of 2018 are estimated to be:

Production expense	$3.80 - 4.30
Transportation, processing and other expense*	2.40 - 3.00
DD&A and ARO accretion	7.50 - 8.10
General and administrative expense	1.15 - 1.45
Taxes other than income (% of oil and gas revenue)	5.75 - 6.25%

*Reflects adoption of ASC 606 (see Impact of ASC 606 table below).

Operations Update
Cimarex invested $375 million in E&D during the second quarter, 59 percent in the Permian Basin and 41 percent in the Mid-Continent. Cimarex brought 89 gross (23 net) wells on production during the quarter. At June 30, 141 gross (57 net) wells were waiting on completion. Cimarex currently is operating 13 drilling rigs.

WELLS BROUGHT ON PRODUCTION BY REGION

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Gross wells
Permian Basin	32	11	49	36
Mid-Continent	57	40	94	85
	89	51	143	121
Net wells
Permian Basin	13	10	22	26
Mid-Continent	10	8	16	18
	23	18	38	44

Permian Region
Production from the Permian region averaged 121,744 BOE per day in the second quarter, a 13 percent increase from second quarter 2017. Oil volumes averaged 48,797 barrels per day, a six percent increase from second quarter 2017. Total production increased seven percent sequentially, with oil production down two percent.

Cimarex completed 32 gross (13 net) wells in the Permian region during the second quarter. There were 45 gross (32 net) wells waiting on completion at June 30.

Activity in the region for the quarter included twelve wells completed in the Wolfcamp and Bone Spring formations. Of note, in Lea County, New Mexico, the six-well Hallertau 5 FED Upper Wolfcamp infill pilot was brought on-line during the quarter. The infill pilot, which included six short laterals (4,230' average) testing 12 wells per section, had an average peak 30-day initial production rate of 1,295 BOE (783 barrels of oil) per day, with results ranging from 1,855 BOE (1,096 barrels of oil) per day to 937 BOE (564 barrels of oil) per day.

Cimarex currently is operating ten drilling rigs and five completion crews in the region.

Mid-Continent Region
Production from the Mid-Continent averaged 88,864 BOE per day for the second quarter, up five percent versus second quarter 2017 and down three percent sequentially.

During the second quarter, Cimarex completed 57 gross (10 net) wells in the Mid-Continent region. At the end of the quarter, 96 gross (25 net) wells were waiting on completion. Cimarex currently is operating three drilling rigs and one completion crews in the region.

Production by Region
Cimarex’s average daily production and commodity price by region is summarized below:

DAILY PRODUCTION BY REGION

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Permian Basin
Gas (MMcf)	240.5	219.8	239.2	210.4
Oil (Bbls)	48,797	45,828	49,318	43,446
NGL (Bbls)	32,865	24,996	28,817	23,319
Total Equivalent (BOE)	121,744	107,456	118,002	101,829

Mid-Continent
Gas (MMcf)	297.0	295.4	296.2	290.2
Oil (Bbls)	12,473	11,893	13,841	11,475
NGL (Bbls)	26,894	23,693	26,927	22,926
Total Equivalent (BOE)	88,864	84,827	90,142	82,774

Total Company
Gas (MMcf)	539.5	516.7	537.1	502.0
Oil (Bbls)	61,651	57,871	63,422	55,042
NGL (Bbls)	59,857	48,731	55,810	46,281
Total Equivalent (BOE)	211,424	192,720	208,752	184,998

AVERAGE REALIZED PRICE BY REGION

	Three Months Ended June 30,		Six Months Ended June 30,
	2018*	2017	2018*	2017

Permian Basin
Gas ($ per Mcf)	1.49	2.77	1.86	2.83
Oil ($ per Bbl)	59.83	44.15	59.79	45.94
NGL ($ per Bbl)	22.80	16.65	21.93	17.38

Mid-Continent
Gas ($ per Mcf)	1.77	2.85	2.04	2.97
Oil ($ per Bbl)	65.70	44.10	62.87	45.39
NGL ($ per Bbl)	21.66	19.90	20.67	21.16

Total Company
Gas ($ per Mcf)	1.65	2.82	1.96	2.91
Oil ($ per Bbl)	60.99	44.14	60.45	45.82
NGL ($ per Bbl)	22.29	18.24	21.32	19.26

*Realized prices for 2018 reflect the adoption of ASC 606. See Impact of ASC 606 table for a comparison of 2018 realized prices on a pre- and post-ASC 606 basis.

Other
The following table summarizes the company’s current open hedge positions:

		3Q18	4Q18	1Q19	2Q19	3Q19	4Q19
Gas Collars:	PEPL(3)
	Volume (MMBtu/d)	130,000	100,000	90,000	90,000	60,000	30,000
	Wtd Avg Floor	$2.19	$2.12	$2.08	$2.08	$1.92	$1.90
	Wtd Avg Ceiling	$2.48	$2.42	$2.39	$2.39	$2.26	$2.33

	El Paso Perm(3)
	Volume (MMBtu/d)	100,000	80,000	70,000	70,000	50,000	20,000
	Wtd Avg Floor	$1.92	$1.81	$1.73	$1.73	$1.50	$1.35
	Wtd Avg Ceiling	$2.14	$2.03	$1.95	$1.95	$1.74	$1.55

	Waha (3)
	Volume (MMBtu/d)	10,000	10,000	10,000	10,000	10,000	10,000
	Wtd Avg Floor	$1.35	$1.35	$1.35	$1.35	$1.35	$1.35
	Wtd Avg Ceiling	$1.56	$1.56	$1.56	$1.56	$1.56	$1.56

Oil Collars:	WTI(4)
	Volume (Bbl/d)	35,000	29,000	23,000	23,000	16,000	8,000
	Wtd Avg Floor	$49.80	$51.03	$51.83	$51.83	$53.50	$57.00
	Wtd Avg Ceiling	$60.49	$61.74	$63.77	$63.77	$67.13	$68.04

Oil Basis Swaps:	WTI Midland(5)
	Volume (Bbl/d)	27,000	22,000	19,000	19,000	14,000	6,000
	Weighted Avg Differential	$(3.89)	$(4.56)	$(5.17)	$(5.17)	$(6.84)	$(10.73)

Conference call and webcast
Cimarex will host a conference call tomorrow, August 8, at 11:00 a.m. EDT (9:00 a.m. MT). The call will be webcast and accessible on the Cimarex website at www.cimarex.com. To join the live, interactive call, please dial 866-367-3053 ten minutes before the scheduled start time (callers in Canada dial 855-669-9657 and international callers dial 412-902-4216).

A replay will be available on the company’s website.

Investor Presentation
For more details on Cimarex’s second quarter 2018 results, please refer to the company’s investor presentation available at www.cimarex.com.

About Cimarex Energy
Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent and Permian Basin areas of the U.S.

This press release contains forward-looking statements, including statements regarding projected results and future events. In particular, the “2018 Outlook” contains projections for certain 2018 operational and financial metrics. These forward-looking statements are based on management’s judgment as of the date of this press release and include certain risks and uncertainties. Please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC, and other filings including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, for a list of certain risk factors that may affect these forward-looking statements.
Actual results may differ materially from company projections and other forward-looking statements and can be affected by a variety of factors outside the control of the company including among other things: oil, NGL and natural gas price levels and volatility; higher than expected costs and expenses, including the availability and cost of services and materials; compliance with environmental and other regulations; risks associated with operating in one major geographic area; environmental liabilities; the ability to receive drilling and other permits and rights-of-way in a timely manner; development drilling and testing results; declines in the values of our oil and gas properties resulting in impairments; the potential for production decline rates to be greater than expected; performance of acquired properties and newly drilled wells; costs and availability of third party facilities for gathering, processing, refining and transportation; regulatory approvals, including regulatory restrictions on federal lands; legislative or regulatory changes, including initiatives related to hydraulic fracturing, emissions and disposal of produced water; unexpected future capital expenditures; economic and competitive conditions; the availability and cost of capital; the ability to obtain industry partners to jointly explore certain prospects, and the willingness and ability of those partners to meet capital obligations when requested; changes in estimates of proved reserves; derivative and hedging activities; the success of the company's risk management activities; title to properties; litigation; the ability to complete property sales or other transactions; the effectiveness of controls over financial reporting; and other factors discussed in the company's reports filed with the SEC. Cimarex Energy Co. encourages readers to consider the risks and uncertainties associated with projections and other forward-looking statements. In addition, the company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

FOR FURTHER INFORMATION CONTACT
Cimarex Energy Co.
Karen Acierno
303-285-4957

www.cimarex.com

1	Adjusted net income and adjusted cash flow from operations are non-GAAP financial measures. See below for reconciliations of the related GAAP amounts.

2	Debt to total capitalization is calculated by dividing long-term debt by long-term debt plus stockholders’ equity.

3
PEPL refers to Panhandle Eastern Pipe Line Tex/OK Mid-Continent index, El Paso Perm refers to El Paso Permian Basin index, and Waha refers to West Texas (Waha) Index, all as quoted in Platt’s Inside FERC.

4	WTI refers to West Texas Intermediate oil price as quoted on the New York Mercantile Exchange.

5	Index price on basis swaps is WTI NYMEX less the weighted average WTI Midland differential, as quoted by Argus Americas Crude.

RECONCILIATION OF ADJUSTED NET INCOME

The following reconciles net income as reported under generally accepted accounting principles (GAAP) to adjusted net income (non-GAAP) for the periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands, except per share data)

Net income	$140,997	$97,262	$327,315	$228,234
Mark-to-market loss (gain) on open derivative positions	14,169	(22,166)	(2,379)	(72,087)
Loss on early extinguishment of debt	—	28,169	—	28,169
Tax impact	(3,259)	(2,257)	552	16,469
Adjusted net income	$151,907	$101,008	$325,488	$200,785
Diluted earnings per share	$1.48	$1.02	$3.44	$2.40
Adjusted diluted earnings per share*	$1.59	$1.06	$3.41	$2.11

Weighted-average number of shares outstanding:
Adjusted diluted**	95,428	95,179	95,451	95,172

Adjusted net income and adjusted diluted earnings per share exclude the noted items because management believes these items affect the comparability of operating results. The company discloses these non-GAAP financial measures as a useful adjunct to GAAP measures because:

a)	Management uses adjusted net income to evaluate the company's operating performance between periods and to compare the company's performance to other oil and gas exploration and production companies.

b)	Adjusted net income is more comparable to earnings estimates provided by research analysts.

* Does not include adjustments resulting from application of the "two-class method" used to determine earnings per share under GAAP.

** Reflects the weighted-average number of common shares outstanding during the period as adjusted for the dilutive effects of outstanding stock options.

RECONCILIATION OF ADJUSTED CASH FLOW FROM OPERATIONS

The following table provides a reconciliation from generally accepted accounting principles (GAAP) measures of net cash provided by operating activities to adjusted cash flows from operations (non-GAAP) for the periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands)
Net cash provided by operating activities	$321,246	$255,286	$704,339	$504,800
Change in operating assets and liabilities	28,265	23,507	12,406	39,827

Adjusted cash flow from operations	$349,511	$278,793	$716,745	$544,627

Management uses the non-GAAP financial measure of adjusted cash flow from operations as a means of measuring our ability to fund our capital program and dividends, without fluctuations caused by changes in current assets and liabilities, which are included in the GAAP measure of net cash provided by operating activities. Management believes this non-GAAP financial measure provides useful information to investors for the same reason, and that it is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

IMPACT OF ASC 606

Effective January 1, 2018, Cimarex adopted the provisions of Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”). Application of ASC 606 has no impact on our net income or cash flows from operations; however, certain costs classified as Transportation, processing, and other operating expenses in the statement of operations under prior accounting standards are now reflected as deductions from revenue under ASC 606. The following tables present certain Pre- and Post-ASC 606 amounts:

REVENUES
	Three Months Ended June 30,
	2018		2017
	Pre-ASC 606 Adoption	Post-ASC 606 Adoption	As Reported
	(in thousands)
Oil sales	$342,184	$342,184	$232,453
Gas sales	$84,727	$80,787	$132,474
NGL sales	$125,126	$121,415	$80,886

	Six Months Ended June 30,
	2018		2017
	Pre-ASC 606 Adoption	Post-ASC 606 Adoption	As Reported
	(in thousands)
Oil sales	$693,907	$693,907	$456,519
Gas sales	$197,404	$190,508	$264,419
NGL sales	$230,739	$215,412	$161,312

AVERAGE REALIZED PRICE BY REGION
	Three Months Ended June 30,
	2018		2017
	Pre-ASC 606 Adoption	Post-ASC 606 Adoption	As Reported
Permian Basin
Gas ($ per Mcf)	1.62	1.49	2.77
Oil ($ per Bbl)	59.83	59.83	44.15
NGL ($ per Bbl)	23.81	22.80	16.65

Mid-Continent
Gas ($ per Mcf)	1.81	1.77	2.85
Oil ($ per Bbl)	65.70	65.70	44.10
NGL ($ per Bbl)	21.94	21.66	19.90

Total Company
Gas ($ per Mcf)	1.73	1.65	2.82
Oil ($ per Bbl)	60.99	60.99	44.14
NGL ($ per Bbl)	22.97	22.29	18.24

	Six Months Ended June 30,
	2018		2017
	Pre-ASC 606 Adoption	Post-ASC 606 Adoption	As Reported
Permian Basin
Gas ($ per Mcf)	1.97	1.86	2.83
Oil ($ per Bbl)	59.79	59.79	45.94
NGL ($ per Bbl)	23.62	21.93	17.38

Mid-Continent
Gas ($ per Mcf)	2.08	2.04	2.97
Oil ($ per Bbl)	62.87	62.87	45.39
NGL ($ per Bbl)	22.01	20.67	21.16

Total Company
Gas ($ per Mcf)	2.03	1.96	2.91
Oil ($ per Bbl)	60.45	60.45	45.82
NGL ($ per Bbl)	22.84	21.32	19.26

TRANSPORTATION, PROCESSING, AND OTHER OPERATING EXPENSES
	Three Months Ended June 30,
	2018		2017
	Pre-ASC 606 Adoption	Post-ASC 606 Adoption	As Reported
	(in thousands, except per BOE)
Transportation, processing, and other operating expenses	$59,584	$51,933	$58,624
Per BOE	$3.10	$2.70	$3.34

	Six Months Ended June 30,
	2018		2017
	Pre-ASC 606 Adoption	Post-ASC 606 Adoption	As Reported
	(in thousands, except per BOE)
Transportation, processing, and other operating expenses	$119,321	$97,098	$113,647
Per BOE	$3.16	$2.57	$3.39

OIL AND GAS CAPITALIZED EXPENDITURES

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands)
Acquisitions:
Proved	$—	$255	$62	$260
Unproved	77	792	2,236	3,825
	77	1,047	2,298	4,085

Exploration and development:
Land and seismic	$10,327	$33,302	$20,424	$110,487
Exploration and development	365,097	262,575	668,469	491,042
	375,424	295,877	688,893	601,529

Sales proceeds:
Proved	$(4,577)	$(1,957)	$(29,541)	$(1,892)
Unproved	(441)	(2,305)	(5,301)	(7,271)
	(5,018)	(4,262)	(34,842)	(9,163)

	$370,483	$292,662	$656,349	$596,451

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands, except per share information)
Revenues:
Oil sales	$342,184	$232,453	$693,907	$456,519
Gas and NGL sales	202,202	213,360	405,920	425,731
Gas gathering and other	11,888	10,639	23,581	21,378
	556,274	456,452	1,123,408	903,628
Costs and expenses:
Depreciation, depletion, amortization, and accretion	145,441	108,844	279,360	206,280
Production	79,215	62,578	150,486	124,999
Transportation, processing, and other operating	51,933	58,624	97,098	113,647
Gas gathering and other	9,467	8,647	19,290	17,074
Taxes other than income	27,930	17,477	58,118	38,790
General and administrative	19,739	19,762	43,060	37,796
Stock compensation	3,095	6,293	9,825	12,581
Loss (gain) on derivative instruments, net	21,699	(22,509)	17,540	(66,370)
Other operating expense, net	5,252	266	5,455	882
	363,771	259,982	680,232	485,679

Operating income	192,503	196,470	443,176	417,949

Other (income) and expense:
Interest expense	16,895	20,095	33,678	41,147
Capitalized interest	(4,850)	(5,442)	(9,660)	(12,083)
Loss on early extinguishment of debt	—	28,169	—	28,169
Other, net	(2,605)	(2,231)	(7,172)	(4,441)

Income before income tax	183,063	155,879	426,330	365,157
Income tax expense	42,066	58,617	99,015	136,923
Net income	$140,997	$97,262	$327,315	$228,234

Earnings per share to common stockholders:
Basic	$1.48	$1.02	$3.44	$2.40
Diluted	$1.48	$1.02	$3.44	$2.40

Dividends declared per share	$0.16	$0.08	$0.32	$0.16

Weighted-average number of shares outstanding:
Basic	93,728	93,402	93,713	93,396
Diluted	93,759	93,435	93,748	93,431

Comprehensive income:
Net income	$140,997	$97,262	$327,315	$228,234
Other comprehensive income:
Change in fair value of investments, net of tax	192	224	2	626
Total comprehensive income	$141,189	$97,486	$327,317	$228,860

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
	(in thousands)
Cash flows from operating activities:
Net income	$140,997	$97,262	$327,315	$228,234
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation, depletion, amortization, and accretion	145,441	108,844	279,360	206,280
Deferred income taxes	42,783	58,617	99,732	136,929
Stock compensation	3,095	6,293	9,825	12,581
Loss (gain) on derivative instruments, net	21,699	(22,509)	17,540	(66,370)
Settlements on derivative instruments	(7,530)	343	(19,919)	(5,717)
Loss on early extinguishment of debt	—	28,169	—	28,169
Changes in non-current assets and liabilities	1,613	57	713	1,076
Other, net	1,413	1,717	2,179	3,445
Changes in operating assets and liabilities:
Accounts receivable	(29,710)	(16,483)	15,012	(61,145)
Other current assets	283	(8,139)	1,886	(11,104)
Accounts payable and other current liabilities	1,162	1,115	(29,304)	32,422
Net cash provided by operating activities	321,246	255,286	704,339	504,800
Cash flows from investing activities:
Oil and gas capital expenditures	(327,352)	(270,331)	(650,807)	(582,172)
Sales of oil and gas assets	5,018	4,262	34,842	9,163
Sales of other assets	93	349	525	394
Other capital expenditures	(37,056)	(10,127)	(56,112)	(18,209)
Net cash used by investing activities	(359,297)	(275,847)	(671,552)	(590,824)
Cash flows from financing activities:
Borrowings of long-term debt	—	748,110	—	748,110
Repayments of long-term debt	—	(750,000)	—	(750,000)
Call premium, financing, and underwriting fees	—	(29,009)	—	(29,035)
Dividends paid	(15,199)	(7,576)	(22,801)	(15,153)
Employee withholding taxes paid upon the net settlement of equity-classified stock awards	(641)	(277)	(946)	(1,215)
Proceeds from exercise of stock options	904	—	1,249	36
Net cash used by financing activities	(14,936)	(38,752)	(22,498)	(47,257)
Net change in cash and cash equivalents	(52,987)	(59,313)	10,289	(133,281)
Cash and cash equivalents at beginning of period	463,810	578,908	400,534	652,876
Cash and cash equivalents at end of period	$410,823	$519,595	$410,823	$519,595

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	June 30, 2018	December 31, 2017
Assets	(in thousands, except share and per share information)
Current assets:
Cash and cash equivalents	$410,823	$400,534
Accounts receivable, net of allowance	444,655	460,174
Oil and gas well equipment and supplies	53,375	49,722
Derivative instruments	72,943	15,151
Other current assets	8,346	10,054
Total current assets	990,142	935,635
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	18,112,548	17,513,460
Unproved properties and properties under development, not being amortized	532,715	476,903
	18,645,263	17,990,363
Less – accumulated depreciation, depletion, amortization, and impairment	(15,000,443)	(14,748,833)
Net oil and gas properties	3,644,820	3,241,530
Fixed assets, net of accumulated depreciation of $312,927 and $290,114, respectively	238,964	210,922
Goodwill	620,232	620,232
Derivative instruments	2,330	2,086
Other assets	34,905	32,234
	$5,531,393	$5,042,639
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$95,239	$98,386
Accrued liabilities	370,371	351,849
Derivative instruments	90,480	42,066
Revenue payable	180,869	187,273
Total current liabilities	736,959	679,574
Long-term debt:
Principal	1,500,000	1,500,000
Less – unamortized debt issuance costs and discount	(12,261)	(13,080)
Long-term debt, net	1,487,739	1,486,920
Deferred income taxes	201,350	101,618
Derivative instruments	11,511	4,268
Other liabilities	207,336	201,981
Total liabilities	2,644,895	2,474,361

Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 95,392,547 and 95,437,434 shares issued, respectively	954	954
Additional paid-in capital	2,770,532	2,764,384
Retained earnings (accumulated deficit)	112,811	(199,259)
Accumulated other comprehensive income	2,201	2,199
Total stockholders' equity	2,886,498	2,568,278
	$5,531,393	$5,042,639